UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 20, 2023

Date of Report

(Date of earliest event reported)

COHBAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38326	26-1299952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1455 Adams Drive, Suite 1308

Menlo Park, CA 94025

(Address of principal executive offices, including Zip Code)

(650) 446-7888

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CWBR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 20, 2023, CohBar, Inc. (the “Company”) was notified by the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) of its determination pursuant to Nasdaq Listing Rule 5101 that, based upon the Staff’s belief that the Company is a “public shell,” and that the continued listing of the Company’s securities is no longer warranted, and the Company’s non-compliance with certain board and committee composition listing requirements under Nasdaq Listing Rule 5605 and certain of Nasdaq’s filing requirements under Nasdaq Listing Rule 5250(c)(1), trading of the Company’s common stock will be suspended at the opening of business on November 29, 2023 unless the Company timely requests a hearing before a Nasdaq Hearings Panel to appeal Nasdaq’s determination and address the deficiencies. The Company does not plan to request a hearing and expects that trading in the Company’s common stock will be suspended upon the opening of business on November 29, 2023. Thereafter, Nasdaq will file a Form 25-NSE with the SEC to formally delist the Company’s common stock. Nasdaq has not specified the exact date on which the Form 25-NSE will be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHBAR, INC.

Date: November 27, 2023	By:	/s/ Craig R. Jalbert
	Name:	Craig R. Jalbert
	Title:	Authorized Signatory

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